PROMISSORY NOTE SECURED BY DEED OF TRUST


$1,000,000                                        San Mateo, California
                                                  August 1, 1996


     In installments as stated in this Note, for value received, Donald R. Sellers and Jolice K. Sellers, husband and wife (together, "Borrowers"), hereby promise to pay to SciClone Pharmaceuticals, Inc., a California corporation ("Lender") or order, at its offices at 901 Mariners Island Boulevard, San Mateo, California, or at such other place as Lender may from time to time designate in writing, the principal sum of one Million Dollars ($1,000,000), with interest on the unpaid balance of principal from the date of this Note until paid at the rate of eight percent (8.00%) per annum (the "Note Rate"), on the following terms:

     I. Payment: The principal and interest due pursuant to this Note shall be paid as follows:

                A. On September 1, 1996 and on the first day of each calendar month thereafter, Borrowers shall pay to Lender equal monthly payments in the amount of Seven Thousand Three Hundred Thirty Seven and 65/100 Dollars ($7,337.65).

                B. The entire principal balance with all then unpaid accrued interest shall be due and payable on or before July 31, 2001, unless the term hereof is renewed as set forth herein. At the election of the Lender, the Lender may extend the term of this Note, which extension shall be deemed effective upon written notice from Lender to Borrowers delivered at any time before the initial maturity date hereof, which notice shall state the extended maturity date selected by Lender. As of the effective date of such notice, this Note shall be extended on all the same terms and conditions as are set forth herein, except for the extended maturity date.

                C. Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of 12 thirty day months. Each payment shall be applied first to interest then due and the balance of said installment shall be applied to the principal sum.

                D.  This Note may be prepaid at any time, without penalty.

     II. Security: This Note is secured by a deed of trust of even date herewith made by Borrowers, as trustor, to North American Title Company, as trustee, for Lender, as beneficiary (the "Deed of Trust"), encumbering certain real property commonly known as 8 Acorn, Portola Valley, California (the "Property"), which Borrowers occupy as their principal place of residence.



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     III. Default and Acceleration:

     A. Unless otherwise prohibited by law, upon the occurrence of any of the following events, the Holder of this Note shall have the option, without demand or notice, to declare the entire balance of principal of this Note together with all accrued interest to be immediately due and payable:

                1. Borrowers default in the payment of principal or interest when due pursuant to the terms hereof or default in the performance of any obligation of Borrowers contained in the Deed of Trust or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrowers for the purpose of securing this Note;

                2. Borrowers voluntarily or by operation of law sell, convey, assign, further encumber or otherwise transfer or agree to sell, convey or otherwise transfer, all or substantially all, or any portion of, or Borrowers' interest in the Property;

                3. Ninety (90) days after the voluntary termination by Donald R. Sellers of his employment with SciClone Pharmaceuticals, Inc.;

                4. One hundred eighty (180) days after the termination of Donald
R. Sellers' employment by SciClone Pharmaceuticals, Inc. for Cause, as defined below;

                5. Three hundred sixty (360) days after the termination of Donald R. Sellers' employment by SciClone Pharmaceuticals, Inc. without Cause.

As used herein, the employment of Donald R. Sellers shall be deemed terminated for Cause if a primary factor in the termination of his employment is the failure by Mr. Sellers to comply with the instructions of the Board of Directors of SciClone Pharmaceuticals, Inc., gross negligence, willful misconduct, fraud or conviction of any crime.

         IV. Default Interest Rate: If Borrowers fail to make any payment within fifteen (15) days after any such payment becomes due and payable, Borrowers agree to pay interest on the late payment, including that portion of the late payment which consists of past-due interest, at an annual rate (the "Default Rate") of three (3) percent in excess of the Note Rate, from the date the payment was due until Borrowers pays in full all sums due under this Note.

         V. Attorneys' Fees: In the event of any default hereunder, Borrowers hereby promise to pay all costs of collection, including reasonable attorney's fees incurred by Lender hereof on account of such collection, whether or not suit is filed hereon.

         VI. Waiver: The waiver by Lender hereof of any breach of or default under any term, covenant or condition contained herein or in any of the agreements referred to above shall not be deemed to be a waiver or such term, covenant or condition or any subsequent breach of or default under the same or any other such term, covenant or condition.

         VII. No Usury: It is the intent of Borrowers and Holder that the rate of interest on the indebtedness evidenced hereby shall not exceed the maximum rate permitted by applicable law and accordingly, if the rate of interest specified herein, or any other payments specified herein or otherwise required to be made by Borrowers or received by Holder in connection with the indebtedness evidenced hereby and deemed to be interest, shall exceed the maximum rate of interest permitted by applicable law then such payments, to the extent they exceed such maximum rate, shall be deemed to have been made and received inadvertently, and shall for all purposes be deemed to be a payment of and on account of the principal balance of the indebtedness evidenced hereby and shall be applied accordingly or, at Holder's option, returned to Borrowers.

         VIII. General Provisions: This Note shall be governed by and construed in accordance with the laws of the State of California. The makers, guarantors and endorsers of this Note hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrowers hereby waive the defense of the statute of limitations in any action on this Note to the extent permitted by law.

         Borrowers:



                  Donald R. Sellers
          ------------------------------------
                  Donald R. Sellers



                  Jolice K. Sellers
          ------------------------------------
                  Jolice K. Sellers